FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                         Date of Report: April 14, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events

         The Pennsylvania Public Utility Commission's (PUC) Administrative Law Judge (ALJ) assigned to the Company's Asset Securitization proceeding today issued his recommended decision in the case.

         The ALJ recommended that the Company not be authorized to issue transition bonds at this time, due to the insufficient time available for the PUC to evaluate the proposal. The ALJ asserts that the time limit, included in the Pennsylvania Electricity Generation Customer Choice and Competition Act (Competition Act) passed in December 1996, is so constraining that it is "fundamentally unfair" to customers. The Competition Act provides the PUC with 120 days to consider the filing and issue a final decision.

         The ALJ has made an alternative recommendation - authorization to issue $328 million of transition bonds - which provides for the event the PUC does not agree with the legal concepts that form the basis of the ALJ's primary recommendation.

         The table below outlines the items included in the alternative recommendation:
                                                                (000)

Carrying Charges on 50% of Limerick Common                    $120,512
Unamortized loss on Reacquired Debt                            123,186
Carrying Charges on 50% of Common (Salem/PB/Eddystone)          11,927
Deferred Fuel                                                   65,915
Transition Costs                                                 6,538
                                                               -------
                                                              $328,078


The ALJ also recommended that the record in this proceeding be incorporated into the record of the restructuring proceeding.

The recommended decision pertains to the Asset Securitization case only. The PUC must issue its final decision in this proceeding by May 22, 1997.

The determination of the appropriate amount of stranded costs to be recovered will be addressed in the Company's restructuring proceeding which was filed with the PUC on April 1, 1997.

                                      * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                        PECO ENERGY COMPANY


                                                         s\ J. B. Mitchell
                                                       Vice President - Finance
                                                           and Treasurer


April 14, 1997